EXHIBIT 10.26
NINTH AMENDMENT TO THE
SCI 401(k) RETIREMENT SAVINGS PLAN

WHEREAS, Service Corporation International (the “Employer”) adopted a restatement of the SCI 401(k) Retirement Savings Plan (the “Plan”) effective as of January 1, 2016, and subsequently amended the Plan by the First through Eighth Amendments thereto; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan to recognize predecessor service with Schoedinger Funeral & Cremation Services, Heart & Hope Funeral Homes, and Buckeye Cremation for eligibility and Vesting purposes;

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2022:

1.Section 1.181(c) of the Plan is amended to read as follows:

(c)Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then Service during the existence of the predecessor plan with the predecessor employer will be credited as Years of Eligibility Service with the Employer. In addition, an Employee will receive credit for all Years of Eligibility Service with (1) Wilson Financial Group (excluding the Kelly Funeral Home, Inc. division); (2) the Keystone Group; (3) Schoedinger Funeral & Cremation Services; (4) Heart & Hope Funeral Homes; and (5) Buckeye Cremation in determining eligibility to participate in the Elective Deferral Component of the Plan, the Non-Safe Harbor Matching Contribution Component of the Plan and the Non-Safe Harbor Non-Elective Contribution Component of the Plan. If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and Service with the employers described in the preceding sentence exceeds five Years of Eligibility Service, then the crediting of such Service must comply with the requirements of Regulation §1.401(a)(4)-11(d). Effective for transactions closing on or after January 1, 2022, Employees who became Employees as the result of a Code § 410(b)(6)(C) transaction that was an asset acquisition shall not be credited with prior service credit for service with their former employer unless otherwise determined by the Employer as provided in a definitive transaction agreement or written consent document.

2.Section 1.182(c) of the Plan is amended to read as follows:

(c)Prior Service Credit. If the Employer maintains (or has ever maintained) any plan of a predecessor employer, then Service during the existence of the predecessor plan with the predecessor employer will be credited as Years of Vesting Service with the Employer. In addition, an Employee will receive credit for all Years of Vesting Service with (1) Wilson Financial Group (excluding the Kelly Funeral Home, Inc. division); (2) the Keystone Group; (3) Schoedinger Funeral & Cremation Services; (4) Heart & Hope Funeral Homes; and (5) Buckeye Cremation in determining the Vested Interest in the Participant's Non- Safe Harbor Matching Contribution Account, Corrective Matching Non-Elective Contribution Account and Non-Safe Harbor Non-Elective Contribution Account. Additionally, an Employee shall be credited with all Years of Vesting Service completed prior to a Break in Service if such Employee had a non- forfeitable accrued benefit under the SCI Cash balance Plan or SCI Pension Plan at the time he or she first incurred a 1-year Break in Service. If the Employer does not maintain (and has never maintained) any plan of a predecessor employer and Service with the employers described in the preceding sentence exceeds five Years of Vesting Service, then the crediting of such Service must comply with the requirements of Regulation §1.401(a)(4)-11(d). Effective for transactions closing on or after January 1, 2022, Employees who became Employees as the result of a Code § 410(b)(6)(C) transaction that was an asset acquisition shall not be credited with prior service credit for service with their former employer unless otherwise determined by the Employer as provided in a definitive transaction agreement or written consent document.

EXHIBIT 10.26
3.In all other respects, the terms of this Plan are hereby ratified and confirmed.

The Employer may cause this Ninth Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

SERVICE CORPORATION INTERNATIONAL

	By:	/s/ Gregory T. Sangalis
Witness

(Optional unless required by State or Commonwealth law)	Title:	SVP, General Counsel / Secretary

	Date:	12/30/2021

EXHIBIT 10.26

Witness

By: /s/ Gregory T. Sangalis
(Optional unless required by State    Title: SVP, General Counsel / Secretary
or Commonwealth law)

Date: 12/30/2021